UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2019

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1235 Radio Road, Suite 110

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ
Common Stock, $0.001 per value, underlying the warrants	SLNOW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2019, the Board of Directors (the “Board”) appointed Birgitte Volck, M.D., Ph.D. as a director of Soleno Therapeutics, Inc. (the “Company”), effective immediately. Dr. Volck will serve as a Class III director, with a term expiring at the annual meeting of stockholders to be held in 2022, when she is expected to stand for election by a vote of the Company’s stockholders. There are no transactions and no proposed transactions between Dr. Volck (or any member of her immediate family) and the Company or any of its subsidiaries, and there is no arrangement or understanding between Dr. Volck and any other person or entity pursuant to which Dr. Volck was appointed as a director of the Company.

Dr. Volck will participate in the Company’s standard compensation plan for non-employee directors. The standard compensation plan for non-employee directors is described in the section titled “Management” of the Company’s Registration Statement on Form S-1 (File No. 333- 230607) filed with the Securities and Exchange Commission on March 29, 2019. In connection with her appointment, Dr. Volck will also execute the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-196635) filed with the Securities and Exchange Commission on June 10, 2014.

Since December 2018, Dr. Volck has served as the President R&D at AVROBIO Inc., a clinical stage gene therapy company. From 2016 to 2018, she served as head of Research and Development, Rare Diseases, for GlaxoSmithKline. From 2012 to 2016, Dr. Volck served as the Chief Medical Officer and Senior Vice President of Development at Swedish Orphan Biovitrum AB. Prior to this, from 2007 to 2012, she held various positions at Amgen Inc., including Executive Development Director, Bone, Neuroscience & Inflammation. From 2004 to 2007, Dr. Volck served as Nordic Medical Director and Project Director at Genzyme A/S, and from 2001 to 2004, she served as Head of Clinical Development and Medical Affairs at Pharmexa.

Dr. Volck currently serves as a director for Ascendis Pharma A/S. She also served as a director for Wilson Therapeutics AB from May 2017 to May 2018, when it was acquired by Alexion Pharmaceuticals for $850 million. Dr. Volck received her M.D. and Ph.D. degrees from Copenhagen University, Denmark.

On June 12, 2019, the Company issued a press release regarding the appointment of Dr. Volck to the Board. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 10, 2019, the Company held its 2019 Annual Meeting of Stockholders. Of the 31,776,584 shares of common stock outstanding as of April 16, 2019, the record date, 29,003,871 shares of common stock were represented at the meeting in person or by proxy, constituting 91.27% of the outstanding shares of common stock entitled to vote and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1.	To elect two Class III directors to serve until the 2022 Annual Meeting of stockholders or until their respective successors are duly elected and qualified; and

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Proposal One – Election of Directors

The table below presents the voting results of the election of the two Class III directors to the Company’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Percent of Voted	Broker Non-Votes
Anish Bhatnagar, M.D.	25,070,443	38,121	99.85%	3,895,307
William G. Harris	25,071,413	37,151	99.85%	3,895,307

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,689,776	463,851	5,850,244	0

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on June 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.
Date: June 12, 2019

By: /s/ Jonathan Wolter
Jonathan Wolter,
Chief Financial Officer